Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

— First Quarter Revenue of $125.1 million up 2.6% — GMV of $ 245.3 million up 4.6% - Adjusted EBITDA of $17.0 million down 15.0%

-Transition of Key Programs Weighs on Short Term Outlook, While Investments in Liquidity

One Transformation Program and Long Term Commercial Growth Strategy Remain the Priority

WASHINGTON — February 5, 2015 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservices.com) today reported its financial results for its first quarter of fiscal year 2015 (Q1-FY15) ended December 31, 2014. Liquidity Services is a global solution provider in the reverse supply chain with the world’s largest marketplace for business surplus.

Liquidity Services, Inc. (Liquidity Services or the Company) reported consolidated Q1-FY15 revenue of $125.1 million, an increase of approximately 2.6% from the prior year’s comparable period. Adjusted EBITDA, which excludes stock-based compensation, acquisition costs including changes in acquisition earn out payment estimates, and impairment of goodwill and long-lived assets, for Q1-FY15 was $17.0 million, a decrease of approximately 15% from the prior year’s comparable period. Q1-FY15 GMV, the total sales volume of all merchandise sold through the Company’s marketplaces, was $245.3 million, an increase of 4.6% from the prior year’s comparable period.

During Q1-FY15, Liquidity Services recorded an impairment of goodwill and long-lived assets of $96.2 million. The impairment charge resulted from: (i) the termination of the Walmart contract associated with the Jacob’s Trading acquisition; and (ii) the Company’s recent trading value.

Net loss in Q1-FY15 was $64.1 million or $2.14 diluted earnings per share. Adjusted net income, which excludes stock-based compensation, acquisition costs including changes in acquisition earn out payment estimates, and impairment of goodwill and long-lived assets — net of tax, in Q1-FY15 was $11.3 million or $0.38 adjusted diluted earnings per share based on 29.9 million fully diluted shares outstanding, an increase of approximately 8.5% and 18.8%, respectively, from the prior year’s comparable period.  Q1-FY15 Adjusted Net Income and Adjusted EPS benefitted from our 24.6% tax rate due to the tax benefit realized from goodwill impairment. We would expect our future tax rate to range between 38% to 40%.

“Given the transition of our legacy businesses with the DoD and Walmart, we are pleased with our Q1 results which were well above our guidance on both the top and bottom line led by a strong quarter in our commercial capital assets group which performed above expectations during a seasonally high quarter,” said Bill Angrick, chairman and chief executive officer of Liquidity Services. “During the quarter, our commercial sales team signed over 40 new clients and client programs, demonstrating the strong market demand for our proven, scalable reverse supply chain solution which is the focus of our long term growth strategy and investment program. During the balance of FY-15, we will continue to execute our Liquidity One transformation plan to drive long term value for our clients, employees, and shareholders. We anticipate that the transition of legacy programs with selected clients coupled with our heavy investment in IT, product development and marketing initiatives will dampen our growth and earnings results in the near-term.”

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Business Outlook

It is difficult for us to forecast the sales and margins of our business in FY-15 while we are awaiting the final specifications and timing of the work we will be performing under the new DoD surplus contract. In addition, our DoD business has seen significant changes in the volume and mix of property we handle, which has reduced sales values and increased costs. Global economic conditions have improved, however our overall outlook remains cautious regarding our commercial capital assets business due to volatility in capital spending patterns and macroeconomic trends. Our retail supply chain business has seen significant changes in consumer spending habits, lower product price points, and continued lack of innovation, resulting in decreased spending and pricing in the secondary market. In some cases, the mix of property received under selected retail client programs is unpredictable, resulting in margin pressure and actions on our part to improve the terms under which we do business. Lastly, we plan to further allocate management time and resources to accomplish our Liquidity One transformation program which may result in reduced productivity and growth during FY-15 that is difficult to forecast.

In the longer term, we expect our business to continue to benefit from the following trends: (i) as consumers trade down and seek greater value, we anticipate stronger buyer demand for the surplus merchandise sold in our marketplaces; (ii) as corporations and public sector agencies focus on reducing costs, improving transparency, compliance and working capital flows by outsourcing reverse supply chain activities, we expect our seller base to increase; and (iii) as corporations and public sector agencies increasingly prefer service providers with a proven track record, innovative scalable solutions and the ability to make a strategic impact in the reverse supply chain, we expect our seller base to increase.

The following forward-looking statements reflect trends and assumptions for the second quarter FY 2015:

(i)                                     stable commodity prices in our scrap business;

(ii)                                  stable average sales prices realized in our commercial capital assets marketplaces;

(iii)                               improved margins in our commercial capital assets marketplaces;

(iv)                              an effective income tax rate of 24.6%; and

(v)                                 improved operations and service levels in our retail goods marketplaces.

GMV — We expect GMV for Q2-15 to range from $175 million to $200 million.

Adjusted EBITDA —We expect Adjusted EBITDA for Q2-15 to range from $4.0 million to $6.0 million.

Adjusted Diluted EPS — We estimate Adjusted Earnings Per Diluted Share for Q2-15 to range from $0.05 to $0.10. This guidance assumes that we have an average fully diluted number of shares outstanding for the quarter of 29.8 million, and that we will not repurchase shares with the approximately $5.1 million yet to be expended under the share repurchase program.

Our second quarter guidance adjusts EBITDA and Diluted EPS for stock based compensation costs, which we estimate to be approximately $3.5 million to $4.0 million. These stock based compensation costs are consistent with fiscal year 2014.

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Key Q1-FY15 Operating Metrics

Registered Buyers — At the end of Q1-FY15, registered buyers totaled approximately 2,646,000, representing an 7.1% increase over the approximately 2,471,000 registered buyers at the end of Q1-14.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to approximately 631,000 in Q1-FY15, an approximately 5% increase over the approximately 603,000 auction participants in Q1-14.

Completed Transactions — Completed transactions increased to approximately 146,000, an approximately 13% increase for Q1-FY15 from the approximately 129,000 completed transactions in Q1-14.

GMV and Revenue Mix —The table below summarizes GMV and revenue by pricing model.

GMV Mix

	Q1- FY15	Q1-14
Profit-Sharing Model:
Scrap Contract	7.3%	8.3%
Total Profit Sharing	7.3%	8.3%
Consignment Model:
GovDeals	18.5%	16.4%
Commercial	41.1%	44.3%
Total Consignment	59.6%	60.7%
Purchase Model:
Commercial	19.8%	18.3%
Surplus Contract	13.3%	12.7%
Total Purchase	33.1%	31.0%

Total	100.0%	100.0%

Revenue Mix

	Q1- FY15	Q1-14
Profit-Sharing Model:
Scrap Contract	14.3%	16.0%
Total Profit Sharing	14.3%	16.0%
Consignment Model:
GovDeals	3.8%	3.2%
Commercial	12.1%	13.7%
Total Consignment	15.9%	16.9%
Purchase Model:
Commercial	38.1%	36.1%
Surplus Contract	26.0%	24.5%
Total Purchase	64.1%	60.6%

Other	5.7%	6.5%
Total	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net (loss) income plus interest and other expense, net; (benefit) provision for income taxes; amortization of contract intangibles; and depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock based compensation expense, acquisition costs including changes in earn out estimates, and impairment of goodwill and long-lived assets.

	Three Months Ended December 31,
	2014	2013
	(In thousands)
	(Unaudited)
Net (loss) income	$(64,116)	$7,093
Interest and other expense, net	38	21
(Benefit) provision for income taxes	(20,918)	4,729
Amortization of contract intangibles	1,211	2,407
Depreciation and amortization	1,992	2,004

EBITDA	(81,793)	16,254
Stock compensation expense	2,602	3,659
Acquisition costs and related fair value adjustments and impairment of goodwill and long-lived assets	96,238	95

Adjusted EBITDA	$17,047	$20,008

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share. Adjusted net income is a supplemental non-GAAP financial measure and is equal to net (loss) income plus tax effected stock compensation expense, amortization of contract-related intangible assets associated with the Jacobs Trading acquisition, acquisition costs including changes in earn out estimates, and impairment of goodwill and long-lived assets. Adjusted basic and diluted earnings per share are determined using Adjusted Net Income. Q1 Adjusted Net Income and Adjusted EPS benefitted from our 24.6% tax rate due to the tax benefit realized from goodwill impairment. We would expect our future tax rate to range between 38% to 40%.

	Three Months Ended December 31,
	2014	2013
	(Dollars in thousands, except per share data)
	(Unaudited)
Net (loss) income	$(64,116)	$7,093
Stock compensation expense (net of tax)	1,962	2,195
Amortization of contract intangibles (net of tax)	913	1,090
Acquisition costs and related fair value adjustments and impairment of goodwill and long-lived assets (net of tax)	72,563	57

Adjusted net income	$11,322	$10,435

Adjusted basic earnings per common share	$0.38	$0.32

Adjusted diluted earnings per common share	$0.38	$0.32

Basic weighted average shares outstanding	29,926,273	32,143,064

Diluted weighted average shares outstanding	29,926,273	32,658,070

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Conference Call

The Company will host a conference call to discuss the first quarter fiscal year 2015 results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by dialing 877-280-4955 or 857-244-7312 and providing the participant pass code 60453029. A live web cast of the conference call will be provided on the Company’s investor relations website at www.liquidityservices.com/investors. An archive of the web cast will be available on the Company’s website until February 5, 2016 at 11:59 p.m. ET. An audio replay of the teleconference will also be available until February 12, 2015 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 60696669. Both replays will be available starting at 3:30 p.m. ET on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future.  We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook, plans to increase investments in technology infrastructure, our proprietary e-commerce marketplace platform, product development and marketing initiatives, the supply of inventory under the DoD Surplus Contract, expected future effective tax rates, and trends and assumptions about future periods, including the second quarter FY 2015 and the full year FY 2015.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document.  Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD for a significant portion of our revenue and profitability; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully complete the integration of any acquired companies into our existing operations and our ability to realize any anticipated benefits of these or other acquisitions; our ability to recognize any expected tax benefits as a result of closing our U.K. retail consumer goods operations; and the success of our business realignment and Liquidity One integration and enhancement initiative.  There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services, Inc.

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies, and buying customers the world’s most transparent, innovative, and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of approximately $5.4 billion of surplus assets in over 500 product categories, including consumer goods, capital assets, and industrial equipment. The company is headquartered in Washington, D.C. with global locations across the Americas, Europe, and Asia. Additional information can be found at: http://www.liquidityservices.com.

Contact:

Julie Davis

Senior Director, Investor Relations

202.467.6868 ext. 2234

julie.davis@liquidityservices.com

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Liquidity Services, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31,	September 30,
	2014	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,222	$62,598
Accounts receivable, net of allowance for doubtful accounts of $1,164 and $1,042 at December 31, 2014 and September 30, 2014, respectively	27,719	21,688
Inventory	62,888	78,478
Prepaid and deferred taxes	16,650	16,777
Prepaid expenses and other current assets	4,516	5,156
Total current assets	185,995	184,697
Property and equipment, net	12,414	12,283
Intangible assets, net	4,262	17,099
Goodwill	122,640	209,656
Deferred long-term tax assets	28,305	6,160
Other assets	1,805	1,823
Total assets	$355,421	$431,718
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,135	$15,994
Accrued expenses and other current liabilities	36,951	44,484
Profit-sharing distributions payable	4,347	4,740
Customer payables	37,729	41,544
Total current liabilities	94,162	106,762
Other long-term liabilities	7,512	7,973
Total liabilities	101,674	114,735
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 29,954,755 shares issued and outstanding at December 31, 2014; 29,668,150 shares issued and outstanding at September 30, 2014	29	28
Additional paid-in capital	207,539	204,704
Accumulated other comprehensive (loss) income	(5,407)	(3,451)
Retained earnings	51,586	115,702
Total stockholders’ equity	253,747	316,983
Total liabilities and stockholders’ equity	$355,421	$431,718

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Liquidity Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,
	2014	2013

Revenue	$98,163	$93,470
Fee revenue	26,980	28,478
Total revenue	125,143	121,948

Costs and expenses:
Cost of goods sold (excluding amortization)	54,315	47,710
Profit-sharing distributions	9,592	10,130
Technology and operations	26,878	25,621
Sales and marketing	10,385	9,831
General and administrative	9,528	12,307
Amortization of contract intangibles	1,211	2,407
Depreciation and amortization	1,992	2,004
Acquisition costs and related fair value adjustments and impairment of goodwill and long-lived assets	96,238	95

Total costs and expenses	210,139	110,105

(Loss) income from operations	(84,996)	11,843
Interest expense and other expense, net	38	21

(Loss) income before provision for income taxes	(85,034)	11,822
(Benefit) provision for income taxes	(20,918)	4,729

Net (loss) income	$(64,116)	$7,093
Basic earnings per common share	$(2.14)	$0.22
Diluted earnings per common share	$(2.14)	$0.22

Basic weighted average shares outstanding	29,926,273	32,143,064
Diluted weighted average shares outstanding	29,926,273	32,658,070

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Liquidity Services, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(Dollars In Thousands)

	Three Months Ended December 31,
	2014	2013
Operating activities
Net (loss) income	$(64,116)	$7,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,203	4,411
Stock compensation expense	2,602	3,659
(Benefit) provision for inventory allowance	(48)	291
Provision (benefit) for doubtful accounts	121	(57)
Deferred tax benefit	(22,145)	—
Impairment of goodwill and long-lived assets	96,238	—
Incremental tax benefit from exercise of common stock options	(162)	(2,882)
Changes in operating assets and liabilities:
Accounts receivable	1,347	(4,460)
Inventory	8,138	(6,801)
Prepaid and deferred taxes	290	385
Prepaid expenses and other assets	658	2,790
Accounts payable	(859)	4,050
Accrued expenses and other	(7,534)	(2,681)
Profit-sharing distributions payable	(392)	159
Customer payables	(3,815)	239
Acquisition earn out payables	—	89
Other liabilities	(461)	(1,343)
Net cash provided by operating activities	13,065	4,942
Investing activities
Increase in intangibles	(3)	—
Purchases of property and equipment	(1,612)	(2,678)
Net cash used in investing activities	(1,615)	(2,678)
Financing activities
Proceeds from exercise of common stock options (net of tax)	71	469
Incremental tax benefit from exercise of common stock options	162	2,882
Net cash provided by financing activities	233	3,351
Effect of exchange rate differences on cash and cash equivalents	(59)	767
Net increase in cash and cash equivalents	11,624	6,382
Cash and cash equivalents at beginning of period	62,598	95,109
Cash and cash equivalents at end of period	$74,222	$101,491

Supplemental disclosure of cash flow information
Cash paid for income taxes	$589	$1,461